Exhibit 99.1
FIRST AMENDMENT TO CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of September 10, 2010 (this “Amendment”), amends the Credit Agreement, entered into as of May 14, 2010, among Tower Group, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent, Fronting Bank and L/C Administrator (the “Credit Agreement”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.
     WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Lenders to extend certain credit facilities to the Borrower from time to time;
     WHEREAS, the Borrower expects to issue Convertible Senior Notes due 2014 (the “2014 Convertible Securities”); and
     WHEREAS, substantially contemporaneously with the offer and sale of the 2014 Convertible Securities, the Borrower expects to purchase call options relating to its common stock from, and expects to issue warrants to purchase shares of its common stock to, each of JPMorgan Chase Bank, National Association and Bank of America, N.A.; and
     WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders consent to certain matters with respect to such sales and issuances; and
     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth; and
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
     1. AMENDMENTS. Subject to Section 2 hereof, the Credit Agreement shall be amended, effective as of the date hereof, as follows:
     1.1 Amendments to Section 1.01. Section 1.01 is hereby amended by (a) adding the following definitions in proper alphabetical order:
“Call Options” means, with respect to any Convertible Securities, any options to purchase common stock of the Borrower that are purchased by the Borrower substantially contemporaneously with the offer or sale by the Borrower of such Convertible Securities.
“Convertible Securities” means any Indebtedness of the Borrower that at the option of the holders thereof is convertible into cash, shares of the Borrower’s common stock or a combination thereof.

“Warrants” means, with respect to any Convertible Securities, any warrants to purchase common stock of the Borrower that are issued by the Borrower substantially contemporaneously with the offer or sale by the Borrower of such Convertible Securities.
(b) amending the definition of “Equity Interests” by adding the following proviso to the end thereof:
; provided that Convertible Securities shall not constitute Equity Interests.”
     1.2 Amendments to Section 7.05. Section 7.05 is hereby amended by (a) amending and restating Section 7.05(c) in its entirety as follows:
(c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issuance of new shares of its common stock or other common Equity Interests (other than proceeds received from any substantially concurrent sale of Warrants);
and (b) deleting the “and” immediately before clause (f) thereof and adding the following new clauses (g), (h) and (i) immediately following the end of clause (f) thereof:
(g) the Borrower may enter into any Call Options and Warrants and may make any payment in connection with entry by the Borrower into any Call Options; provided that any other Restricted Payment to be made in connection with any Call Options and Warrants may only be made to the extent otherwise permitted by this Section 7.05 at the time such Restricted Payment is made;
(h) the Borrower may make any payment in Equity Interests of the Borrower in settlement of any Warrant or in satisfaction of any obligation of the Borrower in connection with the termination, cancellation or early unwind of any Warrant; and
(i) the Borrower may make any other payment in satisfaction of any obligation of the Borrower in connection with the termination, cancellation or early unwind of any Warrant, but only to the extent that the amount of such payment is less than or equal to the amount of any substantially concurrent payment or payments received by the Borrower in connection with the termination, cancellation or early unwind of any Call Option.
     1.3 Amendment to Section 7.06. Section 7.06 is hereby amended and restated in its entirety as follows:
Section 7.06 Change in Nature of Business; Hedging. Engage in any material business substantially different from those businesses conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto or engage in speculative hedging; provided that, entry into or performance by the Borrower of its obligations under any Call Options and Warrants in respect of any Convertible Securities shall not constitute speculative hedging by the Borrower.

     1.4 Amendment to Section 7.10(a). Section 7.10(a) is hereby amended and restated in its entirety as follows:
(a) Consolidated Net Worth. Permit Consolidated Net Worth as of the end of any fiscal quarter to be less than the sum of (i) $787,900,000, (ii) an amount equal to 50% of the Consolidated Net Income earned in each full fiscal quarter ending after December 31, 2009 (with no deduction for a net loss in any such fiscal quarter) and (iii) an amount equal to 50% of the aggregate increases in Consolidated Net Worth of the Borrower and its Subsidiaries after the date hereof by reason of the issuance and sale of Equity Interests of the Borrower or any Subsidiary (other than issuances to the Borrower or a Wholly-Owned Subsidiary), including upon any conversion of debt securities of the Borrower (including Convertible Securities) into, and the exercise of any warrants issued by the Borrower with respect to, Equity Interests of the Borrower.
     1.5 Amendment to Section 8.01(e). Section 8.01(e) is hereby amended and restated in its entirety as follows:
(e) Cross-Default. (i) The Borrower or any Material Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that if any event occurs that permits a holder of Convertible Securities to convert its Convertible Securities prior to the maturity thereof, and the Borrower has the right to settle conversions thereof by paying or delivering, as the case may be, cash, shares of the Borrower’s common stock or a combination thereof, such event and any such conversion shall not be deemed to be an event covered by this clause (B); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Material Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Material Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; provided that this clause (ii) shall not apply to any such Early Termination Date under any Warrants to the extent that payment by the Borrower of any amount owed by the Borrower as a result thereof would constitute a Restricted Payment that is permitted under Section 7.05(h) or (i); or
     2. CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 2 shall have been satisfied, and notice thereof shall have been given by the Administrative Agent to the Borrower and the Lenders.
     2.1 Receipt of Documents. The Administrative Agent shall have received the following documents:
     (a) this Amendment duly executed by the Borrower, the Administrative Agent and the Required Lenders; and
     (b) all other documents or materials as the Administrative Agent or any Lender may reasonably request.
     2.2 Compliance with Warranties, No Default, etc. After giving effect to this Amendment, the following statements by the Borrower shall be true and correct (and the Borrower, by its execution of this Amendment, hereby represents and warrants to the Administrative Agent and each Lender that such statements are true and correct as at such times):
     (a) the representations and warranties set forth in Article V of the Credit Agreement shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
     (b) no Default or Event of Default shall have then occurred and be continuing.
     3. REPRESENTATIONS AND WARRANTIES. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and each Lender as follows:
     3.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance of this Amendment by the Borrower are within its powers, have been duly authorized by all necessary action, and do not
     (a) contravene its Organization Documents;
     (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any of its Subsidiaries; or
     (c) result in, or require the creation or imposition of, any Lien on any of the properties of the Borrower or any of its Subsidiaries.
     3.2 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other

Person is required for the due execution, delivery or performance by the Borrower and its Subsidiaries of this Amendment.
     3.3 Validity, etc. This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.
     4. MISCELLANEOUS.
     4.1 Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby. Each other Loan Document is hereby ratified, approved and confirmed in each and every respect.
     4.2 Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.
     4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.
     4.4 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.
     4.5 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
     4.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     4.7 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TOWER GROUP, INC.
By:	/s/ William Hitselberger
	Name:	William Hitselberger
	Title:	Senior Vice President & Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent, L/C Administrator, Fronting Bank and Lender
By:	/s/ Brady Fife
	Name:	Brady Fife
	Title:	Director

JPMORGAN CHASE BANK, N.A.
By:	/s/ Thomas A. Kiepura
	Name:	Thomas A. Kiepura
	Title:	Vice President

THE NORTHERN TRUST COMPANY
By:	/s/ Chris McKean
	Name:	Chris McKean
	Title:	Vice President

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